SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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STRATTEC SECURITY CORPORATION

(Name of Registrant as Specified In Its Charter)

Registrant

(Name of Person(s) Filing Proxy Statement)

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STRATTEC SECURITY CORPORATION

3333 WEST GOOD HOPE ROAD

MILWAUKEE, WISCONSIN 53209

Notice of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of STRATTEC SECURITY CORPORATION, a Wisconsin corporation (the “Corporation”), will be held at the Manchester East Hotel, 7065 North Port Washington Road, Milwaukee, Wisconsin 53217, on Tuesday, October 7, 2003, at 8:00 a.m. local time, for the following purposes:

1. To elect two directors, each to serve for a three-year term.

2. To take action with respect to any other matters that may be properly brought before the meeting and that might be considered by the shareholders of a Wisconsin corporation at their Annual Meeting.

By order of the Board of Directors

Milwaukee, Wisconsin

August 28, 2003

PATRICK J. HANSEN,

Secretary

Shareholders of record at the close of business on August 19, 2003 are entitled to vote at the meeting. Your vote is important to ensure that a majority of the stock is represented. Please complete, sign and date the enclosed Proxy and return it promptly in the enclosed envelope whether or not you plan to attend the meeting. If you later find that you may be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

STRATTEC SECURITY CORPORATION

3333 WEST GOOD HOPE ROAD

MILWAUKEE, WISCONSIN 53209

Proxy Statement for the 2003 Annual Meeting of Shareholders

to be Held on October 7, 2003

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of STRATTEC SECURITY CORPORATION of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders of the Corporation to be held on October 7, 2003 and any adjournments thereof. Only shareholders of record at the close of business on August 19, 2003 will be entitled to notice of and to vote at the meeting.

The shares represented by each valid proxy received in time will be voted at the meeting and, if a choice is specified in the proxy, it will be voted in accordance with that specification. If no instructions are specified in a signed proxy returned to the Corporation, the shares represented thereby will be voted in FAVOR of the election of the directors listed in the enclosed proxy.

Shareholders may revoke proxies at any time to the extent they have not been exercised. The cost of solicitation of proxies will be borne by the Corporation. Solicitation will be made primarily by use of the mails; however, some solicitation may be made by employees of the Corporation, without additional compensation therefor, by telephone, by facsimile or in person. Only shareholders of record at the close of business on August 19, 2003 will be entitled to notice of and to vote at the meeting. On the record date, the Corporation had outstanding 3,758,392 shares of Common Stock entitled to one vote per share.

A majority of the votes entitled to be cast with respect to each matter submitted to the shareholders, represented either in person or by proxy, shall constitute a quorum with respect to such matter. The election of the directors requires the affirmative vote of a plurality of the shares represented at the meeting. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement and will not count toward the determination of whether such directors are elected. The Inspector of Election appointed by the Board of Directors will count the votes and ballots.

The Corporation’s principal executive offices are located at 3333 West Good Hope Road, Milwaukee, Wisconsin 53209. It is expected that this Proxy Statement and the form of Proxy will be mailed to shareholders on or about August 28, 2003.

PROPOSAL 1: ELECTION OF DIRECTORS

It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees in the following table to serve as directors. The Board of Directors of the Corporation is divided into three classes, with the term of office of each class ending in successive years. Two directors are to be elected at the Annual Meeting, each to serve for a term of three years expiring in 2006, and three directors will continue to serve for the terms designated in the following schedule. As indicated below, each individual nominated by the Board of Directors is an incumbent director. The Corporation anticipates that the nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason the nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Corporation (except where a proxy withholds authority with respect to the election of directors).

Board of Directors Recommendation

The Board of Directors recommends that shareholders vote in FAVOR of the election of Harold M. Stratton II and Robert Feitler as directors of the Company.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since

Nominees for election at the Annual Meeting (Class of 2006):

HAROLD M. STRATTON II	55	1994

Chairman of the Board and Chief Executive Officer of the Corporation since February 1999. President and Chief Executive Officer of the Corporation from February 1995 to February 1999. Director and a member of the Compensation Committee of Smith Investment Company.

ROBERT FEITLER	72	1995

Chairman of the Executive Committee of the Board of Directors of Weyco Group, Inc. (manufacturer, purchaser and distributor of men’s footwear) since April 1996. Director of Weyco Group, Inc. and Trustee of ABN AMRO Funds.

Incumbent Director (Class of 2004):

FRANK J. KREJCI	53	1995

President of Wisconsin Furniture, LLC (a manufacturer of custom furniture) since June 1996.

Incumbent Directors (Class of 2005):

MICHAEL J. KOSS	49	1995

President and Chief Executive Officer of Koss Corporation (manufacturer and marketer of high fidelity stereophones for the international consumer electronics market) since 1989. Director of Koss Corporation.

JOHN G. CAHILL	46	1995

President and Chief Operating Officer of the Corporation since February 1999. Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Corporation from February 1995 to February 1999.

Directors’ Meetings and Committees

The Board of Directors has an Audit Committee and a Compensation Committee. The Board’s Audit Committee is comprised of Messrs. Koss (Chairman), Feitler and Krejci. The Audit Committee makes recommendations to the Board of Directors regarding the engagement of independent public accountants to audit the books and accounts of the Corporation and reviews with such accountants the audited financial statements and their reports thereon. The Audit Committee also consults with the independent public accountants with respect to the annual audit scope and plan of audit and with respect to the adequacy of the Corporation’s internal controls and accounting procedures. The Audit Committee met two times during fiscal 2003.

The Board’s Compensation Committee is comprised of Messrs. Feitler (Chairman), Koss and Krejci. The Compensation Committee, in addition to such other duties as may be specified by the Board of Directors, reviews the compensation and benefits of senior managers and makes appropriate recommendations to the Board of Directors, administers the Corporation’s Economic Value Added Plan for Executive Officers and Senior Managers, administers the Corporation’s Stock Incentive Plan and prepares on an annual basis a report on executive compensation. The Compensation Committee met two times during fiscal 2003.

The Board of Directors held four meetings in fiscal 2003, and all of the directors attended all of the meetings of the Board of Directors and the committees thereof on which they served.

Information Regarding Change of Auditors

On May 30, 2002, the Corporation dismissed Arthur Andersen LLP as its independent public accountants and appointed Deloitte & Touche LLP as its new independent accountants. The decision to dismiss Arthur Andersen LLP and to retain Deloitte & Touche LLP was recommended by the Corporation’s Audit Committee and approved by its Board of Directors on May 7, 2002, subject to Deloitte & Touche LLP completing its internal formal client acceptance procedures. Formal client acceptance was received by the Corporation on May 30, 2002. Arthur Andersen LLP’s reports on the Corporation’s consolidated financial statements for the fiscal year ended July 1, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. During the Corporation’s 2001 fiscal year end and through May 30, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Corporation’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K.

During the Corporation’s fiscal years ending prior to June 30, 2002 and through May 30, 2002, the Corporation did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

Fees of Independent Auditors

Audit Fees. During the fiscal year ended June 29, 2003, Deloitte & Touche LLP billed the Corporation $81,700 in fees for professional services rendered for the audit of the Corporation’s financial statements and review of the interim financial statements in the Corporation’s Quarterly Reports on Form 10-Q and $36,000 in fees for professional services rendered for statutory and regulatory agency audits. During the fiscal year ended June 30, 2002, Deloitte & Touche LLP billed the Corporation $68,500 in fees for professional services rendered for the audit of the Corporation’s financial statements and $37,000 in fees for professional services rendered for statutory and regulatory agency audits. Also during the fiscal year ended June 30, 2002, Arthur Andersen LLP billed the Corporation $10,000 in fees for professional services rendered for the review of the interim financial statements in the Corporation’s Quarterly Reports on From 10-Q.

Audit-Related Fees. During the fiscal year ended June 29, 2003, Deloitte & Touche LLP billed the Corporation $12,000 for professional services rendered to the Corporation for attest-related services and accounting consultation. Neither Deloitte & Touche LLP nor Arthur Andersen LLP rendered any professional services to the Corporation for audit-related services during the fiscal year ended June 30, 2002.

Tax Fees. Deloitte & Touche LLP billed the Corporation $80,000 and $19,000, respectively, in fees for tax services rendered to the Corporation for the fiscal years ended June 29, 2003 and June 30, 2002. Arthur Andersen LLP billed the Corporation $78,000 in fees for tax services rendered to the Corporation for the fiscal year ended June 30, 2002.

All Other Fees. Neither Deloitte & Touche LLP nor Arthur Andersen LLP billed the Corporation for any other professional services rendered to the Corporation during the fiscal years ended June 29, 2003 and June 30, 2002.

The Audit Committee of the Board of Directors of the Corporation considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Deloitte & Touche LLP, and previously, of Arthur Andersen LLP.

The Audit Committee annually approves the retention of independent accountants to furnish to the Corporation certain accounting, tax and audit services. In addition to the foregoing, the Audit Committee, pursuant to an Audit Committee meeting held on May 20, 2003, approved and authorized $50,000 to be utilized during fiscal year 2004 at the discretion of the Chief Financial Officer of the Corporation to obtain additional accounting, tax and due diligence services and consultation as needed from the Corporation’s independent auditors.

The Board of Directors, upon recommendation of the Audit Committee, will select the Corporation’s independent auditors for the 2004 fiscal year. It is expected that a representative of the selected independent auditors will be present at the annual meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

Report of the Audit Committee

The Audit Committee is comprised of three members of the Corporation’s Board of Directors. Each member of the Audit Committee is independent as defined in the listing standards of the Nasdaq Stock Market. The duties and responsibilities of the Audit Committee are set forth in the Corporation’s Audit Committee Charter, which was amended and restated by the Board of Directors in May 2003. The full text of the Audit Committee’s amended and restated Charter is attached as Appendix A to this Proxy Statement.

The Audit Committee has:

•	reviewed and discussed the Corporation’s audited financial statements for the fiscal year ended June 29, 2003, with the Corporation’s management and with Deloitte & Touche LLP;

•	discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and

•	received and discussed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees) and has discussed with Deloitte & Touche LLP its independence.

Based on such review and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 29, 2003, for filing with the Securities and Exchange Commission (the “Commission”).

AUDIT COMMITTEE:

Michael J. Koss — Chairman

Robert Feitler

Frank J. Krejci

Compensation of Directors

Each nonemployee director of the Corporation receives an annual retainer fee of $8,000, a fee of $750 for each Board meeting attended and a fee of $500 for each committee meeting attended. Effective June 30, 1997, the Corporation implemented an Economic Value Added Plan for Non-Employee Members of the Board of Directors (the “Director EVA* Plan”). The purpose of the Director EVA Plan is to maximize long-term shareholder value by providing incentive compensation to nonemployee directors in a form which relates the financial reward to an increase in the value of the Corporation to its shareholders and to enhance the Corporation’s ability to attract and retain outstanding individuals to serve as nonemployee directors of the Corporation. The Director EVA Plan provides for the payment of a potential cash bonus to each nonemployee director equal to the product of (a) 40% of the director’s retainer and meeting fees for the fiscal year, multiplied by (b) a Company Performance Factor. In general, the Company Performance Factor is determined by reference to the financial performance of the Corporation relative to a targeted cash-based return on capital, which is intended to approximate the Corporation’s weighted cost of capital (which was 12% for fiscal 2003). For fiscal 2003, Messrs. Feitler, Koss and Krejci each received a bonus of $10,660 pursuant to the Director EVA Plan.

Executive Officers

The following table sets forth the name, age, current position and principal occupation and employment during the past five years of the executive officers of the Corporation who are not directors:

Name	Age	Current Position	Other Positions

Patrick J. Hansen	44	Vice President, Chief Financial Officer, Treasurer and Secretary since February 1999.	Corporate Controller from February 1995 to February 1999.

Milan R. Bundalo	52	Vice President — Materials since May 2003.	Director of Materials from October 1995 to May 2003.

Donald J. Harrod	59	Vice President — Engineering and Program Development since May 2003.	Vice President — Engineering November 1998 to May 2003. Product Engineer Manager for Mertior/Rockwell from April 1997 to November 1998.

Kris R. Pfaehler	48	Vice President — Marketing and Sales since December 2001.	Vice President — Business Development for Talon Automotive Group from June 1998 to August 2001. Vice President Sales and Marketing for Talon Automotive Group from December 1993 to June 1998.

Kathryn E. Scherbarth	47	Vice President — Milwaukee Operations since May 2003.	Plant Manager from February 1996 to May 2003.

*EVA	is a registered trademark of Stern, Stewart & Co.

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of July 31, 2003 by (i) each director and named executive officer (as defined below), (ii) all directors and executive officers as a group, and (iii) each person or other entity known by the Corporation to beneficially own more than 5% of the outstanding Common Stock.

				Nature of Beneficial Ownership
Name of Beneficial Owner	Total Number of Shares Beneficially Owned (1)		Percent of Class	Sole Voting and Investment Power		Sole Voting or Investment Power	Shared Voting and Investment Power		Shared Voting or Investment Power		Sole Voting Power Only (2)
FMR Corp.(3)	542,200		14.4%	13,500		528,700	—		—		—
Krestrel Investment Management(4)	195,900		5.2%	183,000		12,900
PRIMECAP Management Company (5)	405,560		10.8%	185,560		220,000	—		—		—
Royce & Associates(6)	208,400		5.5%	208,400
T. Rowe Price(7)	578,400		15.4%	81,900		496,500	—		—		—
Vanguard Horizon Funds(8)	220,000		5.9%	—		220,000	—		220,000		—
John G. Cahill	36,770		*	486		—	—		—		11
Robert Feitler	15,000		*	15,000		—	—		—		—
Michael J. Koss	1,000		*	1,000		—	—		—		—
Frank Krejci	440		*	440		—	—		—		—
Harold M. Stratton II	160,579	(9)	4.3%	41,743	(9)	—	10,100	(9)	1,069	(9)	22
Patrick J. Hansen	4,770		*	—		—	—		—		—
Donald J. Harrod	4,930		*	—		—	—		—		—
Kris Pfaehler	0		*	—		—	—		—		—
All directors and executive officers as a group(10 persons)	236,870		6.3%	58,669		—	10,100		1,069		33

*	Less than 1%.

(1)	Includes the rights of the following persons to acquire shares pursuant to the exercise of currently vested stock options or pursuant to stock options exercisable within 60 days of July 31, 2003: Mr. Cahill—36,273 shares; Mr. Stratton — 107,645 shares; Mr. Hansen — 4,770 shares; Mr. Harrod — 4,930 shares; and all directors and executive officers as a group — 166,999 shares.

(2)	All shares are held in the Employee Savings and Investment Plan Trust.

(3)	FMR Corp. (“FMR”), 82 Devonshire Street, Boston, Massachusetts 02109, filed a Schedule 13G dated February 12, 1999, as amended by a Schedule 13G/A dated February 14, 2000, a Schedule 13G/A dated March 10, 2000, a Schedule 13G/A dated February 14, 2001, a Schedule 13G/A dated February 14, 2002 and a Schedule 13G/A dated February 14, 2003, reporting that as of December 31, 2002, it was the beneficial owner of 542,200 shares of Common Stock. The shares of Common Stock beneficially owned by FMR include 13,500 shares as to which FMR has sole voting power and 542,200 shares as to which FMR has sole investment power.

(4)	Kestrel Investment Management Corporation (“Kestrel”), 411 Borel Avenue, Suite 403, San Mateo, CA, 94402, filed a Schedule 13G dated February 13, 2002 and a Schedule 13G/A dated February 13, 2003, reporting that as of December 31, 2002, it was the beneficial owner of 195,900 shares of Common Stock. The shares of Common Stock beneficially owned by Kestrel include 183,000 shares as to which Kestrel has sole voting power and 195,900 shares as to which Kestrel has sole investment power.

(5)	PRIMECAP Management Company (“PRIMECAP”), 225 South Lake Avenue, Suite 400, Pasadena, California 91101-3005, filed a Schedule 13G dated June 17, 1999, as amended by a Schedule 13G/A dated April 7, 2000, a Schedule 13G/A dated March 9, 2001 and a Schedule 13G/A dated August 31, 2002, reporting that as of August 31, 2002, it was the beneficial owner of 405,560 shares of Common Stock. The shares of Common Stock beneficially owned by PRIMECAP include 185,560 shares as to which PRIMECAP has sole voting power and 405,560 shares as to which PRIMECAP has sole investment power.

(6)	Royce & Associates, LLC, 1414 Avenue of the Americas, New York, New York 10019, filed a Schedule 13G dated February 5, 2003, as amended by a Schedule 13G/A dated March 28, 2003, reporting that as of December 31, 2002, it was the beneficial owner of 208,400 shares of Common Stock, with sole voting and investment power as to all of such shares.

(7)	T. Rowe Price Associates, Inc. and on behalf of T. Rowe Price Small-Cap Fund, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. (collectively, “T. Rowe Price”), 100 East Pratt Street, Baltimore, Maryland 21202, filed a Schedule 13G/A dated February 9, 2000, as amended by a Schedule 13G/A dated April 7, 2000, a Schedule 13G/A dated February 12, 2001, a Schedule 13G/A dated February 14, 2002 and a Schedule 13G/A dated February 14, 2003, reporting that as of February 14, 2003, T. Rowe Price was the beneficial owner of 578,400 shares of Common Stock. The shares of Common Stock beneficially owned by T. Rowe Price include 81,900 shares as to which T. Rowe Price has sole voting power and 578,400 shares as to which T. Rowe Price has sole investment power.

(8)	Vanguard Horizon Funds, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, filed a Schedule 13G dated February 13, 2002 and a Schedule 13G/A dated February 11, 2003, reporting that as of December 31, 2002, it was the beneficial owner of 220,000 shares of Common Stock, with sole voting and shared investment power as to all of such shares.

(9)	Includes 10,100 shares held in trusts as to which Mr. Stratton is co-trustee and beneficiary, 169 shares owned by Mr. Stratton’s spouse, 1,479 shares as to which Mr. Stratton is custodian on behalf of his children and 900 shares as to which Mr. Stratton’s brother is custodian on behalf of his children.

The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Corporation’s directors and executive officers, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Corporation’s equity securities. The rules promulgated by the Commission under section 16(a) of the Exchange Act require those persons to furnish the Corporation with copies of all reports filed with the Commission pursuant to section 16(a). Based solely upon a review of such forms actually furnished to the Corporation, and written representations of certain of the Corporation’s directors and executive officers that no forms were required to be filed, all directors, executive officers and 10% shareholders have filed with the Commission on a timely basis all reports required to be filed under section 16(a) of the Exchange Act, except that Ms. Scherbarth and Mr. Bundalo filed late Form 3s to report their appointment as executive officers of the Corporation.

PERFORMANCE GRAPH

The chart below shows a comparison of the cumulative return since June 26, 1998 had $100 been invested at the close of business on June 26, 1998 in each of the Common Stock, the Nasdaq Composite Index (all issuers), and the Dow Jones U.S. Auto Parts Index.

CUMULATIVE TOTAL RETURN COMPARISON*

The Corporation versus Published Indices

(Nasdaq Composite Index and the Dow Jones U.S. Auto Parts Index)

*	Total return assumes reinvestment of dividends.

**	The closing price of the Common Stock on June 26, 1998 was $30.47, the closing price on June 25, 1999 was $36.00, the closing price on June 30, 2000 was $32.50, the closing price on June 29, 2001 was $34.72, the closing price on June 28, 2002 was $55.32 and the closing price on June 27, 2003 was $52.87.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Corporation’s Compensation Committee (the “Committee”), which is comprised of three outside directors of the Corporation, is responsible for considering and approving compensation arrangements for senior management of the Corporation, including the Corporation’s executive officers and the chief executive officer. The objectives of the Committee in establishing compensation arrangements for senior management are to: (i) attract and retain key executives who are important to the continued success of the Corporation; and (ii) provide strong financial incentives, at reasonable cost to the shareholders, for senior management to enhance the value of the shareholders’ investment.

The primary components of the Corporation’s executive compensation program are (i) base salary, (ii) incentive compensation bonuses and (iii) stock options.

The Committee believes that:

•	The Corporation’s incentive plans provide strong incentives for management to increase shareholder value;

•	The Corporation’s pay levels are appropriately targeted to attract and retain key executives; and

•	The Corporation’s total compensation program is a cost-effective strategy to increase shareholder value.

Base Salaries

Executive officers’ base salaries are reviewed annually by the Committee, based on level of responsibility and individual performance. It is the Corporation’s objective that base salary levels, in the aggregate, be at competitive salary levels. In fixing competitive base salary levels, the Committee used a survey of a broad group of domestic industrial organizations from all segments of industry. From this survey, the Committee determined a competitive salary level for fiscal 2003 for each executive officer position near the average derived from the survey for positions with similar responsibilities at companies with a similar level of sales, also taking into account additional factors such as the executive officer’s performance. Because the survey was based on industry-wide studies, the companies in the survey do not correspond to the companies that make up the Dow Jones U.S. Auto Parts Index, which is used by the Corporation as the published industry index for comparison in the Performance Graph on page 8.

Incentive Bonuses

The Corporation maintains an Economic Value Added (“EVA”) Plan for Executive Officers and Senior Managers (the “EVA Plan”), the purpose of which is to provide incentive compensation to certain key employees, including all executive officers, in a form which relates the financial reward to an increase in the value of the Corporation to its shareholders. In general, EVA is the net operating profit after cash basis taxes, less a capital charge. The capital charge is intended to represent the return expected by the providers of the Corporation’s capital. The Corporation believes that EVA improvement is the financial performance measure most closely correlated with increases in shareholder value.

For fiscal 2003, the amount of bonus which a participant was entitled to earn was derived from a Company Performance Factor and from an Individual Performance Factor. The Company Performance Factor was determined by reference to the financial performance of the Corporation relative to a targeted cash-based return on capital established by the Committee, which is intended to approximate the Corporation’s weighted cost of capital. The Individual Performance Factor was determined by reference to the level of attainment of certain quantifiable and non-quantifiable company or individual goals which contribute to increasing the value of the Corporation to its shareholders. Individual Target Incentive Awards under the EVA Plan range from 75% of base compensation for the Chairman of the Board and Chief Executive Officer to 35% of base compensation for other officers for fiscal 2003. Mr. Stratton’s fiscal 2003 bonus equals 172% of his Target Incentive Award.

The EVA Plan provides the powerful incentive of an uncapped bonus opportunity, but also uses a “Bonus Bank” to ensure that significant EVA improvements are sustained before significant bonus awards are paid out. The Bonus Bank feature applies to those participants determined by the Committee to be “Executive Officers” under the EVA Plan. All of the named executive officers have been designated Executive Officers for fiscal 2003. Each year, any accrued bonus in excess of 125% of the target bonus award is added to the outstanding Bonus Bank balance. The bonus paid is equal to the accrued bonus for the year, up to a maximum of 125% of the target bonus, plus 33% of the Bonus Bank balance at the end of the year. Thus, significant EVA improvements must be sustained for several years to ensure full payout of the accrued bonus. A Bonus Bank account is considered “at risk” in the sense that in any year the accrued bonus is negative, the negative bonus amount is subtracted from the outstanding Bonus Bank balance. In the event the outstanding Bonus Bank balance at the beginning of the year is negative, the bonus paid is limited to the accrued bonus up to a maximum of 75% of the target bonus. The executive is not expected to repay negative balances. On termination of employment due to death, disability or retirement or by the Corporation without cause, any positive available balance in the Bonus Bank will be paid to the terminating executive or his designated beneficiary or estate. Executive officers who voluntarily leave to accept employment elsewhere or who are terminated for cause will forfeit any positive available balance. The executive is not expected to repay negative balances upon termination or retirement.

Stock Incentive Plan

In 1994, the Corporation established the STRATTEC SECURITY CORPORATION Stock Incentive Plan (“Incentive Plan”), most recently amended as of May 20, 2003. The Incentive Plan authorizes the Committee to grant to officers and other key employees stock incentive awards in the form of stock options and/or stock appreciation rights. During fiscal 2003, the Committee granted options to purchase Common Stock to the executives as shown in the Summary Compensation Table.

On August 19, 2003, after publication of financial results for fiscal 2003, the Committee granted leveraged stock options (LSOs) to 15 key employees, including options to purchase 25,490 shares to Mr. Stratton, options to purchase 20,070 shares to Mr. Cahill, options to purchase 5,460 shares to Mr. Hansen, options to purchase 5,340 shares to Mr. Harrod and options to purchase 5,400 shares to Mr. Pfaehler, based on the amount of incentive bonus under the EVA Plan earned for fiscal 2003. The method of calculating the number of options granted to each executive, and the method of determining their exercise price, is set forth in the EVA Plan and Incentive Plan. These leveraged stock options have an exercise price of $61.68 per share and provide a form of option grant that simulates a stock purchase with 10:1 leverage. The number of leveraged options granted to Mr. Stratton for fiscal 2003 was determined in the manner described and was based on his incentive bonus for fiscal 2003.

The maximum aggregate number of LSOs to be granted each year is 80,000. If the Total Bonus Payout under EVA produces more than 80,000 LSOs in any year, LSOs granted for that year will be reduced pro-rata based on proportionate Total Bonus Payouts under the EVA Plan. The amount of any such reduction shall be carried forward to subsequent years and invested in LSOs to the extent the annual limitation is not exceeded in such years.

Compensation of the Chief Executive Officer

The compensation awarded to Mr. Stratton reflects the basic philosophy generally discussed above that compensation be based on Corporation and individual performance.

The Committee determined Mr. Stratton’s base salary for fiscal 2003 based on the compensation survey and annual review described above. With respect to the EVA Plan and the Stock Incentive Plan, Mr. Stratton’s awards for fiscal 2003 were determined in the same manner as for all other participants in these plans.

COMPENSATION COMMITTEE:

Robert Feitler—Chairman

Michael J. Koss

Frank J. Krejci

EXECUTIVE COMPENSATION

Cash Compensation

The table which follows sets forth certain information for the years indicated below concerning the compensation paid by the Corporation to the Corporation’s Chief Executive Officer and the four other most highly compensated executive officers in fiscal 2003 (collectively, the “named executive officers”):

Summary Compensation Table

Long-Term Compensation
		Annual Compensation(1)		Awards	Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options/SARs (#)(2)	LTIP Payouts ($)(3)	All Other Compensation ($)

Harold M. Stratton II, Chairman of the Board and Chief Executive Officer	2003 2002 2001	312,684 286,588 277,008	293,141 268,676 53,809	25,490 24,760 13,620	66,285 44,904 62,250	6,564(4) 5,686(4) 5,769(4)

John G. Cahill, President and Chief Operating Officer	2003 2002 2001	278,340 262,508 250,008	226,151 213,283 79,628	20,070 19,940 20,150	56,784 39,268 48,450	6,073(5) 5,543(5) 5,520(5)

Patrick J. Hansen, Vice President, Chief Financial Officer and Secretary	2003 2002 2001	149,333 134,750 128,500	65,333 58,953 17,315	5,460 5,190 4,380	11,698 6,833 9,129	5,935(6) 4,846(6) 5,363(6)

Donald J. Harrod, Vice President-Engineering and Program Development	2003 2002 2001	144,500 136,917 131,500	63,219 59,901 20,918	5,340 5,320 5,300	12,031 7,425 9,401	6,285(7) 5,791(7) 5,979(7)

Kris R. Pfaehler, Vice President-Marketing and Sales(8)	2003 2002 2001	157,917 89,250 0	69,089 37,922 0	5,400 2,990 0	7,001 0 0	5,432(9) 2,358(9) 0

(1)	Represents amounts earned and paid with respect to each fiscal year.

(2)	For fiscal 2001, all amounts are leveraged stock options granted on August 21, 2001 based on executive performance for fiscal 2001. For fiscal 2002, all amounts are leveraged stock options granted on August 20, 2002 based on executive performance for fiscal 2002. For fiscal 2003, all amounts are leveraged stock options granted on August 19, 2003 based on executive performance for fiscal 2003.

(3)	Reflects the portion of EVA Plan bonus bank balance paid with respect to each fiscal year. See “Compensation Committee Report on Executive Compensation.”

(4)	For fiscal 2001, includes $5,355 in matching contributions to the Corporation’s Savings and Investment Plan (the “Plan”) for the executive officer and includes $414 of taxable employer paid group term life insurance. For fiscal 2002, includes $5,272 in matching contributions to the Plan for the executive officer and includes $414 of taxable employer paid group term life insurance. For fiscal 2003, includes $5,935 in matching contributions to the Plan for the executive officer and includes $629 of taxable employer paid group term life insurance.

(5)	For fiscal 2001, includes $5,340 in matching contributions to the Plan for the executive officer and includes $180 of taxable employer paid group term life insurance. For fiscal 2002, includes $5,325 in matching contributions to the Plan for the executive officer and includes $218 of taxable employer paid group term life insurance. For fiscal 2003, includes $5,780 in matching contributions to the Plan for the executive officer and includes $293 of taxable employer paid group term life insurance.

(6)	For fiscal 2001, includes $5,183 in matching contributions to the Plan for the executive officer and includes $180 of taxable employer paid group term life insurance. For fiscal 2002, includes $4,666 in matching contributions to the Plan for the executive officer and includes $180 of taxable employer paid group term life insurance. For fiscal 2003, includes $5,740 in matching contributions to the Plan for the executive officer and includes $195 of taxable employer paid group term life insurance.

(7)	For fiscal 2001, includes $5,205 in matching contributions to the Plan for the executive officer and includes $774 of taxable employer paid group term life insurance. For fiscal 2002, includes $5,017 in matching contributions to the Plan for the executive officer and includes $774 of taxable employer paid group term life insurance. For fiscal 2003, includes $5,446 in matching contributions to the Plan for the executive officer and includes $839 of taxable employer paid group term life insurance.

(8)	Mr. Pfaehler was first employed by the Corporation during fiscal 2002.

(9)	For fiscal 2002, includes $2,231 in matching contributions to the Plan for the executive officer and includes $127 of taxable employer paid group term life insurance. For fiscal 2003, includes $5,094 in matching contributions to the Plan for the executive officer and includes $338 of taxable employer paid group term life insurance.

As described in more detail in “Compensation Committee Report on Executive Compensation” above, the EVA Plan requires that any accrued bonus in excess of 125% of the target bonus award be added to the outstanding Bonus Bank balance for each executive officer and remain at risk. A negative bonus in any year is subtracted from the outstanding Bonus Bank balance. At the end of each year, 33% of the positive Bonus Bank balance is paid out. The amounts of the accrued bonus for fiscal 2003 that have been added to the Bonus Bank balance for the named executive officers are as follows:

Long-Term Incentive Plans — Awards in Last Fiscal Year

Name	Amounts Banked ($)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Nonstock Price-Based Plans
			Minimum ($)	Maximum ($)

Harold M. Stratton II	132,570	2004-2006	0	132,570

John G. Cahill	113,568	2004-2006	0	113,568

Patrick J. Hansen	23,397	2004-2006	0	23,397

Donald J. Harrod	24,061	2004-2006	0	24,061

Kris R. Pfaehler	14,002	2004-2006	0	14,002

Stock Options

The Incentive Plan approved by shareholders provides for the granting of stock options with respect to Common Stock.

The following tables set forth further information relating to stock options.

Option/SAR Grants In Last Fiscal Year

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(2)
Name	Number of Securities Underlying Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($ / Sh)	Expiration Date	5%	10%
Harold M. Stratton II	24,760	14.8%	58.59	August 20, 2007	—	333,773

John G. Cahill	19,940	11.9%	58.59	August 20, 2007	—	268,798

Patrick J. Hansen	5,190	3.1%	58.59	August 20, 2007	—	69,963

Donald J. Harrod	5,320	3.2%	58.59	August 20, 2007	—	71,715

Kris R. Pfaehler	2,990	1.8%	58.59	August 20, 2007	—	40,306

(1)	The foregoing options are exercisable beginning on the third anniversary of the date of grant and terminate on the fifth anniversary of the date of grant.

(2)	The dollar amounts under these columns are the result of theoretical calculations at 5% and 10% rates set by the Commission, and therefore are not intended to forecast possible future appreciation, if any, in the Common Stock.

Aggregated Option/SAR Exercises in Last Fiscal Year

and FY-End Option/SAR Values*

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#) (Exercisable/Unexercisable)	Value of Unexercised In-the-Money Options/SARs at Fiscal Year End ($) (Exercisable/Unexercisable)
Harold M. Stratton II	53,805	1,487,347	146,025 / 84,550	2,606,974 / 327,528

John G. Cahill	0	0	17,613 / 58,750	124,700 / 332,583

Patrick J. Hansen	4,068	31,364	— / 14,350	— / 79,289

Donald J. Harrod	3,720	28,681	— / 15,550	— / 87,693

Kris R. Pfaehler	10,000	144,900	— / 12,990	— / 186,100

*	No SARs are outstanding. Options at fiscal year end exclude leveraged stock options granted on August 19, 2003, based on executive performance for fiscal 2003.

Retirement Plan and Supplemental Pension Plan

The Corporation maintains a defined benefit retirement plan (the “Retirement Plan”) covering all executive officers and substantially all other employees in the United States. Under the Retirement Plan, nonbargaining unit employees receive an annual pension payable on a monthly basis at retirement equal to 1.6% of the employee’s average of the highest 5 years of compensation during the last 10 calendar years of service prior to retirement multiplied by the number of years of credited service, with an offset of 50% of Social Security (prorated if years of credited service are less than 30). Compensation under the Retirement Plan includes the compensation as shown in the Summary Compensation Table under the heading “Salary and Bonus,” subject to a maximum compensation amount set by law ($200,000 in 2003).

Executive officers participate in a program which supplements benefits under the Retirement Plan. Under the Supplemental Executive Retirement Plan (the “Supplemental Pension Plan”), executive officers are provided with additional increments of (a) 0.50% of compensation (as limited under the Retirement Plan) per year of credited service over the benefits payable under the Retirement Plan to nonbargaining unit employees and (b) 2.1% of the compensation exceeding the Retirement Plan dollar compensation limit per year of credited service.

A Rabbi trust has been created for deposit of the aggregate present value of the benefits described above for executive officers.

The following table shows total estimated annual benefits payable from the Retirement Plan and the unfunded Supplemental Pension Plan to executive officers upon normal retirement at age 65 at specified compensation and years of service classifications calculated on a single life basis and adjusted for the projected Social Security offset:

Average Annual Compensation in Highest 5 of Last 10 Calendar Years of Service	Annual Pension Payable for Life After Specified Years of Credited Service
	10 Years	20 Years	30 Years	40 Years
$100,000	$17,500	$35,000	$52,500	$70,000*
150,000	28,000	56,000	84,000	105,000*
200,000	38,500	77,000	115,500	140,000*
250,000	49,000	98,000	147,000	175,000*
300,000	59,500	119,000	178,500	210,000*
350,000	70,000	140,000	210,000	245,000*
400,000	80,500	161,000	241,500	280,000*
450,000	91,000	182,000	273,000	315,000*
500,000	101,500	203,000	304,500	350,000*
550,000	112,000	224,000	336,000	385,000*
600,000	122,500	245,000	367,700	420,000*
650,000	133,000	266,000	399,000	455,000*
700,000	143,500	287,000	430,500	490,000*

*	Figures reduced to reflect the maximum limitation under the plans of 70% of compensation.

The above table does not reflect limitations imposed by the Internal Revenue Code of 1986, as amended, on pensions paid under federal income tax qualified plans. However, an executive officer covered by the Corporation’s unfunded program will receive the full pension to which he would be entitled in the absence of such limitations.

Employment Agreements

Each named executive officer of the Corporation has signed an employment agreement with the Company. The term of each agreement automatically extends for one year each June 30 unless either party gives 30 days’ notice that the agreement will not be further extended. Under the agreement, the officer agrees to perform the duties currently being performed in addition to other duties that may be assigned from time to time. The Corporation agrees to pay the officer a salary of not less than that of the previous year and to provide fringe benefits that are provided to all other salaried employees of the Corporation in comparable positions.

Change of Control Employment Agreements

Each executive officer of the Corporation has signed a change in control employment agreement which guarantees the employee continued employment following a “change in control” on a basis equivalent to the employee’s employment immediately prior to such change in terms of position, duties, compensation and benefits, as well as specified payments upon termination following a change in control. The Corporation currently has such agreements with the five named executive officers. Such agreements become effective only upon a defined change in control of the Corporation, or if the employee’s employment is terminated upon, or in anticipation of such a change in control, and automatically supersede any existing employment agreement. Under the agreements, if during the employment term (three years from the change in control) the employee is terminated other than for “cause” or if the employee voluntarily terminates his employment for good reason or during a 30-day window period one year after a change in control, the employee is entitled to specified severance benefits, including a lump sum payment of three times the sum of the employee’s annual salary and bonus and a “gross-up” payment which will, in general, effectively reimburse the employee for any amounts paid under federal excise taxes.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE

COMMISSION ON FORM 10-K

The Corporation is required to file an annual report, called a Form 10-K, with the Commission. A copy of Form 10-K for the fiscal year ended June 29, 2003 will be made available, without charge, to any person entitled to vote at the Annual Meeting. Written request should be directed to Patrick J. Hansen, Office of the Corporate Secretary, STRATTEC SECURITY CORPORATION, 3333 West Good Hope Road, Milwaukee, Wisconsin 53209.

SHAREHOLDER PROPOSALS

Proposals which shareholders intend to present at the 2004 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must be received at the Corporation’s principal offices in Milwaukee, Wisconsin no later than April 30, 2004 for inclusion in the proxy material for that meeting. Proposals submitted other than pursuant to Rule 14a-8 will be considered untimely if received after May 31, 2004 and the Corporation will not be required to present any such proposal at the 2004 Annual Meeting of Shareholders. If the Board of Directors decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2004 Annual Meeting of Shareholders will have the right to exercise discretionary voting power with respect to such proposal.

OTHER MATTERS

The directors of the Corporation know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

BY ORDER OF THE BOARD OF DIRECTORS

STRATTEC SECURITY CORPORATION

Patrick J. Hansen, Secretary

Milwaukee, Wisconsin

August 28, 2003

APPENDIX A

Charter

Audit Committee

of the

Board of Directors

of

STRATTEC SECURITY CORPORATION

(as amended and restated as of May 20, 2003)

A.    Purpose.

The Audit Committee is established to monitor the independence of the Corporation’s independent accountants, the Corporation’s financial reporting, and the internal and external audits of the Corporation’s financial reporting. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the Corporation’s independent accountants, including the resolution of disagreements between management and the independent accountants regarding financial reporting. The Audit Committee shall assist the Board of Directors with oversight of (i) the integrity of the Corporation’s financial statements; (ii) the Corporation’s compliance with legal and regulatory requirements; (iii) the independent accountants’ qualifications and independence and (iv) the performance of the Corporation’s internal audit function and independent accountants. In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

The function of the Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and carrying out a proper audit and reviews, including reviews of the Corporation’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside the Corporation from whom it receives information and (b) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations.

B.    Membership.

The Audit Committee will consist of at least three members consisting solely of “independent” outside directors (within the meaning of the rules of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market), each of whom shall not be an officer or employee of the Corporation or its subsidiaries, shall not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out responsibilities of a director and shall otherwise satisfy the applicable membership requirements under the rules of the Nasdaq Stock Market. In fulfilling their responsibilities under this charter, it is recognized that members of the Audit Committee are not and do not represent themselves to be, accountants or auditors by profession, but who are deemed by the Board of Directors to be “financially literate.” A “financially literate” director is one who is familiar with finance and accounting or has related financial management experience. At least one member of the Audit Committee shall be an “audit committee financial expert” as may be defined by the rules of the Securities and Exchange Commission.

The members of the Audit Committee shall be elected by the Board of Directors to hold such office until their successors have been duly elected and qualified. Unless a chairperson is elected by the Board, the members of the Committee may designate a chairperson by majority vote of the full Committee membership.

C.    Responsibilities.

The independent accountants for the Corporation are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

The Audit Committee shall have oversight responsibility for the following:

1. To approve the particular outside accounting firm to be employed by the Corporation as its independent accountants, approve their compensation and review and approve their discharge of duties.

2. To review the audit scope and plan of audit with the independent accountants, including, when applicable, audit procedures with respect to the Corporation’s internal controls.

3. To review, in consultation with the independent accountants, their report of audit, or proposed report of audit, and the accompanying management letter, if any.

4. To consult with the independent accountants periodically, as the Audit Committee deems appropriate, outside the presence of the Corporation’s management, with regard to the adequacy of the Corporation’s internal controls.

5. To review the performance and qualifications of the independent accountants and review the experience and qualifications of the senior members of the independent accountants’ audit team, compliance by the independent accountants with audit partner rotation requirements and the quality control procedures of the independent accountants.

6. To approve in advance the retention of the outside accounting firm engaged as the Corporation’s independent accountants for any non-audit service that such firm is not prohibited from performing for the Corporation in accordance with policies and procedures that may be adopted by the Audit Committee and to approve the fees for any such service.

7. To evaluate the independence of the independent accountants and ensure that the independent accountants prepare and deliver annually a Statement as to Independence as required by Independence Standards Board Standard No. 1 (it being understood that the independent accountants are responsible for the accuracy and completeness of this Statement), to discuss with the independent accountants any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Corporation’s independent accountants and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the independent accountants’ independence.

8. To conduct special investigations regarding the Corporation’s financial matters if deemed necessary and, if appropriate, hiring special counsel or experts to assist.

9. To review and update the Audit Committee’s charter annually.

10. To inquire of management and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Corporation.

11. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Corporation of any significant or material issues identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Form 10-Q. Also receive either a oral or written

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communication provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report or enumerate as to the required reporting issues to the Audit Committee Chair.

12. To review with management and the independent accountants at the completion of the annual examination:

(a)    The Corporation’s annual financial statements, related footnotes and other financial information to be included in the Corporation’s Annual Report on Form 10-K, any significant adjustments proposed by the independent accountants and any significant or material changes in the Corporation’s accounting principles or their application.

(b)    The independent accountants’ audit of the financial statements and their report thereon.

(c)    Any significant changes required in the independent accountants’ audit plan.

(d)    Any serious difficulties or disputes with management encountered during the course of the audit.

(e)    Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

13. To consider and review with management:

(a)    Any difficulties encountered in the course of audits, including any restrictions on the scope of work or access to required information.

(b)    Any changes required in the planned scope of the audit plan.

(c)    The adequacy of the Corporation’s internal controls, including computerized information system controls and security.

14. To review reports from the independent accountants regarding (a) critical accounting policies used by the Corporation in its financial statements, (b) all alternative treatments of financial information within generally accepted accounting principles that the independent accountants have discussed with management, ramifications of the use of such alternative treatments and the treatment preferred by the independent accountants, and (c) other material written communications between the independent accountants and management.

15. To advise the Board of Directors with respect to the Corporation’s policies and procedures regarding compliance with applicable laws and regulations and with the Corporation’s code of ethics and insider trading policy.

16. To review related party transactions for potential conflicts of interests and approve related party transactions.

17. To establish and oversee procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Corporation or its subsidiaries of concerns regarding questionable accounting or auditing matters.

18. To review legal and regulatory matters that may have a material effect on the financial statements, related Corporation compliance policies and programs and reports received from regulators.

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19. To report Audit Committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

20. The Audit Committee will perform such other functions as assigned by law, the Corporation’s Articles of Incorporation or By-Laws, or the Board of Directors.

21. To instruct the independent accountants that the independent accountants are ultimately responsible to the Board of Directors and the Audit Committee.

22. To prepare any report, including any recommendations of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the proxy statement for the Corporation’s annual meeting.

In performing the foregoing functions, the Audit Committee should review in particular any areas where the Corporation’s management and its independent accountants disagree and the manner in which such disagreements were resolved. The Audit Committee should determine whether the independent accountants were generally satisfied with the audit and bring to the attention of the Corporation’s Board of Directors any problems identified during the course of the audit.

The Board of Directors shall review annually the scope of responsibilities of the Audit Committee and the effectiveness with which the Audit Committee has carried out its responsibilities during the foregoing year. The Audit Committee shall report to the Board of Directors and shall have such power and authority as is necessary for it to fulfill its responsibilities. The Audit Committee shall perform such functions and retain such authority until otherwise provided by the Board of Directors or unless any such matter is specifically approved by the Board of Directors. The CFO of the Corporation shall be responsible for providing all information requested by the Audit Committee to perform its duties as set forth herein.

D.    Meetings.

The Audit Committee will meet at least twice each year or more frequently as circumstances dictate, with management and the independent accountants.

The Audit Committee will meet on an annual basis (at a minimum) separately with the independent accountants to review the adequacy of the Corporation’s internal controls, accounting policies and procedures and particular concerns of the Committee or the independent accountants.

E.    Reports.

The Audit Committee will record its summaries of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors at which those recommendations are presented.

F.    Minutes.

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

G.    Funding.

The Corporation shall provide the Audit Committee with appropriate funding for payment of compensation, fees and expenses to the independent accountants and to counsel or other advisors that the Audit Committee may deem appropriate to engage.

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STRATTEC SECURITY CORPORATION

3333 West Good Hope Road

Milwaukee, WI 53209	proxy

STRATTEC SECURITY CORPORATION

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Harold M. Stratton II and John G. Cahill, or either one of them, with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of STRATTEC SECURITY CORPORATION to be held on October 7, 2003 at 8:00 a.m., local time, at Manchester East Hotel, 7065 North Port Washington Road, Milwaukee, WI 53217, and at any adjournment thereof, there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINATED DIRECTORS. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.

See reverse for voting instructions.

PLEASE DETACH HERE

STRATTEC SECURITY CORPORATION 2003 ANNUAL MEETING

1. ELECTION OF DIRECTOR: (term expiring at the 2006 Annual Meeting)	01 Harold M. Stratton II 02 Robert Feitler	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominiee,

write the number(s) of the nominee(s) in the box provided to the right.)

2.	In their discretion, the Proxies are authorized to vote such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1.

Address change? Mark box ☐ Indicate changes below:	Date

Signature(s) in Box If signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the Proxy.